Exhibit 1.1

19,730,000 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 1,400,000 Shares of Common Stock

Avalo Therapeutics, Inc.

UNDERWRITING AGREEMENT

May 5, 2026

Leerink Partners LLC

TD Securities (USA) LLC

BofA Securities, Inc.

As Representatives of the several Underwriters

c/o Leerink Partners LLC

53 State Street, 40th Floor

Boston, MA 02109

c/o TD Securities (USA) LLC

1 Vanderbilt Avenue, 11th Floor

New York, NY 10017

c/o BofA Securities, Inc.

One Bryant Park

New York, NY 10036

Ladies and Gentlemen:

Introductory. Avalo Therapeutics, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) (i) shares of its common stock, par value $0.001 per share (the “Shares”), in an aggregate of 19,730,000 Shares and (ii) pre-funded warrants, substantially in the form set forth in Exhibit A hereto, to purchase up to an aggregate of 1,400,000 Shares (the “Pre-Funded Warrants”), each as set forth on Schedule A hereto. The Shares issuable upon exercise of the Pre-Funded Warrants are hereafter called the “Warrant Shares.” The 19,730,000 Shares to be sold by the Company are hereafter called the “Firm Shares.” In addition, the Company has granted to the Underwriters an option to purchase up to an additional 3,169,500 Shares as provided in Section 2. The additional 3,169,500 Shares to be sold by the Company pursuant to such option are collectively called the “Optional Shares.” The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Offered Shares.” The Offered Shares, the Pre-Funded Warrants and the Warrant Shares are collectively referred to herein as the “Offered Securities.” Leerink Partners LLC (“Leerink Partners”), TD Securities (USA) LLC (“TD Cowen”), and BofA Securities, Inc. (“BofA”) have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Offered Securities. To the extent there are no additional underwriters listed on Schedule A, the term “Representatives” as used herein shall mean you, as Underwriters, and the term “Underwriters” shall mean either the singular or the plural, as the context requires.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3, File No. 333-292614, including a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Offered Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or 430B under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offer and sale of the Offered Securities is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The preliminary prospectus supplement dated May 5, 2026 describing the Offered Securities and the offering thereof (the “Preliminary Prospectus Supplement”), together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus supplement to the Base Prospectus in preliminary form that describes the Offered Securities and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Offered Securities and the offering thereof (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Offered Securities or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act. References herein to the Preliminary Prospectus, any preliminary prospectus and the Prospectus shall refer to both the prospectus supplement and the Base Prospectus components of such prospectus. As used herein, “Applicable Time” is 9:30 p.m. (New York City time) on May 5, 2026. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the information included on Schedule B-1 hereto and the free writing prospectuses, if any, identified in Schedule B-2 hereto. As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the Offered Securities contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act).

All references in this Agreement to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus and the Prospectus shall include the documents incorporated or deemed to be incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in, or “part of” the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be. All references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) that is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, or the Prospectus, as the case may be. All references in this Agreement to (i) the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus or the Prospectus, any amendments or supplements to any of the foregoing, or any free writing prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include any “electronic Prospectus” provided for use in connection with the offering of the Offered Securities as contemplated by Section 3(n) of this Agreement.

The Company hereby confirms its agreements with the Underwriters as follows:

Section 1.    Representations and Warranties. The Company hereby represents, warrants and covenants to each Underwriter, as of the date of this Agreement, as of the First Closing Date (as hereinafter defined) and as of each Option Closing Date (as hereinafter defined), if any, as follows:

(a)    The Company was at the time of the filing of the Registration Statement eligible to use Form S-3. As of the date of this Agreement, the Company is eligible to use Form S-3, including the transaction requirements set forth in General Instruction 1.B.1 of such form. The Company filed with the Commission the Registration Statement on such Form S-3, including a Base Prospectus, for registration under the Securities Act of the offering and sale of the Offered Securities, and the Company has prepared and used a Preliminary Prospectus in connection with the offer and sale of the Offered Securities. When the Registration Statement or any amendment thereof or supplement thereto was or is declared effective and as of the date of the most recent amendment to the Registration Statement, it (i) complied or will comply, in all material respects, with the requirements of the Securities Act and the Exchange Act and (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any preliminary prospectus or Prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(b) under the Securities Act) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus or Prospectus, as amended or supplemented, complied in all material respects with the applicable provisions of the Securities Act and did not or will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If applicable, each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Notwithstanding the foregoing, none of the representations and warranties in this paragraph 1(a) shall apply to statements in, or omissions from, the Registration Statement, any preliminary prospectus or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Representatives on behalf of the several Underwriters specifically for use in the Registration Statement, any preliminary prospectus or the Prospectus. With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Representatives for use in the Registration Statement, any preliminary prospectus or the Prospectus are the statements contained in the concession figure in the first sentence of the fifth paragraph under the caption “Underwriting,” the 12th paragraph under the caption “Underwriting” regarding stabilizing activities and the 18th paragraph under the caption “Underwriting” regarding electronic internet distribution in the Prospectus (collectively, the “Underwriting Information”).

(b)    As of the Applicable Time, the Time of Sale Prospectus did not, does not and will not include any untrue statement of a material fact or omitted, omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements in or omissions in the Time of Sale Prospectus made in reliance upon and in conformity with the Underwriting Information.

(c)    Each free writing prospectus, including any Road Show (i) is identified in Schedule B-2 hereto and (ii) complied when issued, and complies, in all material respects with the requirements of the Securities Act and the Exchange Act.

(d)    The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of any preliminary prospectus, the Prospectus or any free writing prospectus, has been issued by the Commission and no proceedings for that purpose have been instituted or are threatened under the Securities Act. Any required filing of any preliminary prospectus and/or the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been or will be made in the manner and within the time period required by such Rule 424(b). Any material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act has been or will be made in the manner and within the time period required by the Securities Act.

(e)    The documents incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, at the time they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(f)    Each free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(g)    If at any time following issuance of a free writing prospectus there occurred or occurs an event or development as a result of which such free writing prospectus conflicted or would conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or will promptly amend or supplement, at its own expense, such free writing prospectus to eliminate or correct such conflict, untrue statement or omission.

(h)    The financial statements of the Company (including all notes and schedules thereto) included in the Registration Statement, the Time of Sale Prospectus and Prospectus present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and such financial statements and related schedules and notes thereto, and the unaudited financial information filed with the Commission as part of the Registration Statement, have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved, it being understood that unaudited interim financial statements are subject to normal year-end adjustments and except as may be expressly stated in the related notes thereto or to the extent that unaudited interim financial statements do not contain certain footnotes as permitted by the applicable rules of the Commission. The selected financial data included in the Time of Sale Prospectus and Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Prospectus and other financial information. The pro forma financial information and the related notes thereto included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial information and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(i)    Ernst & Young, LLP (the “Auditor”), whose reports are filed with the Commission as a part of the Registration Statement, are and, during the periods covered by their reports, were independent public accountants as required by the Securities Act.

(j)    The Company and each of its subsidiaries, including each entity (corporation, partnership, joint venture, association or other business organization) controlled directly or indirectly by the Company (each, a “subsidiary”), is duly organized, validly existing and, as to the Company, in good standing under the laws of its jurisdiction of incorporation or organization and each subsidiary has all requisite power and authority to carry on its business as is currently being conducted as described in the Time of Sale Prospectus and the Prospectus, and to own, lease and operate its properties. All of the issued shares of capital stock of, or other ownership interests in, each subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable and are owned, directly or indirectly, by the Company, free and clear of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole (a “Material Adverse Effect”); and to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. The Company has no “significant subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X).

(k)    The Registration Statement initially became effective within three years of the date hereof. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement, any of the Offered Securities remain unsold by the Underwriters, the Company will, prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representatives, will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired Registration Statement. References herein to the registration statement relating to the Offered Securities shall include such new shelf registration statement.

(l)    The Company and each of its subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of its subsidiaries has fulfilled and performed in all material respects all of its obligations with respect to such Permits and to the Company’s knowledge, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder. Except as may be required under the Securities Act, no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Offered Securities.

(m)    (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Offered Securities and (ii) as of the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, including (but not limited to) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 under the Securities Act.

(n)    The Company and its subsidiaries own or possess the valid right to use all (i) patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses, trade secret rights (“Intellectual Property Rights”) and (ii) inventions, software, works of authorships, trademarks, service marks, trade names, databases, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, “Intellectual Property Assets”) necessary to conduct their respective businesses as currently conducted, and as proposed to be conducted and described in the Prospectus. The Company and its subsidiaries have not received any opinion from their legal counsel concluding that any activities of their respective businesses infringe, misappropriate, or otherwise violate valid and enforceable Intellectual Property Rights of any other person, and have not received written notice of any challenge, which is to their knowledge still pending, by any other person to the rights of the Company and its subsidiaries with respect to any Intellectual Property Rights or Intellectual Property Assets owned or used by the Company or its subsidiaries. To the knowledge of the Company, the Company and its subsidiaries’ respective businesses as now conducted do not give rise to any infringement of, any misappropriation of, or other violation of, any valid and enforceable Intellectual Property Rights of any other person. All licenses for the use of the Intellectual Property Rights described in the Prospectus are valid, binding upon, and enforceable by or against the parties thereto in accordance to its terms. The Company has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of any Intellectual Property license, and the Company has no knowledge of any breach or anticipated breach by any other person to any Intellectual Property license. Except as described in the Prospectus, no claim has been made against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person. The Company has taken all reasonable steps to protect, maintain and safeguard its Intellectual Property Rights, including the execution of appropriate nondisclosure and confidentiality agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company's right to own, use, or hold for use any of the Intellectual Property Rights as owned, used or held for use in the conduct of the business as currently conducted.

(o)    The Company and each of its subsidiaries has good and marketable title in fee simple to all real property, and good and marketable title to all other property owned by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries. All property held under lease by the Company and its subsidiaries is held by them under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are not material and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries.

(p)    Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there has not been any event which could reasonably be expected to have a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which could reasonably be expected to have a Material Adverse Effect; and (iii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus, neither the Company nor its subsidiaries has (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business or (B) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

(q)    There is no document, contract or other agreement required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act. Each description of a contract, document or other agreement in the Registration Statement, the Time of Sale Prospectus or the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or listed in the Exhibits to the Registration Statement or incorporated by reference is in full force and effect and is valid and enforceable by and against the Company or its subsidiary, as the case may be, in accordance with its terms. Neither the Company nor any of its subsidiaries, if a subsidiary is a party, nor to the Company’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(r)    The statistical and market related data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(s)    Neither the Company nor any subsidiary (i) is in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time, or both, would constitute a default under, or result in the creation or imposition of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever, upon, any property or assets of the Company or any subsidiary pursuant to, any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case of clauses (ii) and (iii) above) for violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

(t)    This Agreement has been duly authorized, executed and delivered by the Company.

(u)    Neither the execution, delivery and performance of this Agreement and the Pre-Funded Warrants by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Offered Securities) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or its subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its subsidiaries or violate any provision of the charter or by-laws of the Company or any of its subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect and except for any of the foregoing that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

(v)    The Offered Shares have been duly authorized for issuance by the Company. All of the issued and outstanding Shares have been duly and validly issued and are fully paid and nonassessable. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any Shares or shares of capital stock of any of its subsidiaries or any such rights pursuant to its charter or by-laws or any agreement or instrument to or by which the Company or any of its subsidiaries is a party or bound. The Offered Shares, when issued and sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable, and none of them will be issued in violation of any preemptive or other similar right. The Warrant Shares have been duly authorized and validly reserved for issuance upon exercise of the Pre-Funded Warrants in a number sufficient to meet the current exercise requirements, and when issued upon exercise of the Pre-Funded Warrants, will be duly and validly issued, fully paid and nonassessable, and none of them will be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or any of its subsidiaries or any security convertible into, or exercisable or exchangeable for, such stock. To the Company’s knowledge, the grant of all options to acquire Shares were validly issued and properly approved by the board of directors of the Company in material compliance with all applicable laws. The Shares and the Pre-Funded Warrants conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Time of Sale Prospectus and the Prospectus. All outstanding shares of capital stock of each of the Company’s subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and are owned directly by the Company or by another wholly-owned subsidiary of the Company free and clear of any security interests, liens, encumbrances, equities or claims, other than those described in the Time of Sale Prospectus and the Prospectus.

(w)    The Company and its subsidiaries have been and are in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company and its subsidiaries maintain internal policies and procedures designed to ensure that they shall remain in material compliance with all applicable laws, rules and regulations applicable to the Company, and such internal policies and procedures are reviewed periodically.

(x)    Except has been disclosed in the Preliminary Prospectus or incorporated by reference therein, no person or entity has any right, which has not been waived, to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder for a period of 60 days after the date of this Agreement. Each director and executive officer of the Company and each stockholder of the Company listed on Exhibit C hereto has delivered to the Representatives his written lock-up agreement in the form attached to this Agreement as Exhibit B hereto (“Lock-Up Agreement”).

(y)    There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries could individually or in the aggregate have a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(z)    All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Offered Securities by the Company.

(aa)    Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute could reasonably be expected to have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company or its subsidiaries and any of its executive officers which, if adversely determined, could reasonably be expected to have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Company.

(bb)    No transaction has occurred between or among the Company and any of its officers or directors, shareholders or any affiliate or affiliates of any such officer or director or shareholder that is required to be described in and is not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(cc)    The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Shares, the Pre-Funded Warrants or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Shares or Pre-Funded Warrants, whether to facilitate the sale or resale of the Offered Securities or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(dd)    There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that have not been described as required.

(ee)    The Company and each of its subsidiaries has filed all federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and other than has been described in the Registration Statement, the Time of Sale Prospectus or the Prospectus has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined, could reasonably be expected to have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company or any of its subsidiaries.

(ff)    The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or the quotation of the Shares on The Nasdaq Capital Market (the “Nasdaq”), nor has the Company received any notification that the Commission or The Nasdaq Stock Market is contemplating terminating such registration or quotation.

(gg)    The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that; (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission's rules and guidelines applicable thereto.

(hh)    The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which: (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are required to be prepared; (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures at the end of the periods in which the periodic reports are required to be prepared; and (iii) are effective in all material respects to perform the functions for which they were established.

(ii)    The Auditor and the audit committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(jj)    Except as described in the Time of Sale Prospectus and the Prospectus and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, the Auditor has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(kk)    Except as described in the Time of Sale Prospectus and the Prospectus, there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(ll)    The Company’s board of directors has validly appointed an audit committee whose composition satisfies the requirements of Rule 5605 of The Nasdaq Stock Market and the board of directors and/or the audit committee has adopted a charter that satisfies the requirements of Rule 5605 of The Nasdaq Stock Market. The audit committee has reviewed the adequacy of its charter within the past twelve months.

(mm)    The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002.

(nn)    The Company and its subsidiaries are insured against such losses and risks in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Time of Sale Prospectus and the Prospectus; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or the Company’s or its subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect; and the Company and each of its subsidiaries are in compliance with the terms of such policies and instruments in all material respects. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(oo)    Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company (except such additional steps as may be necessary to qualify the Offered Securities for public offering by the Underwriters under the state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(pp)    There are no affiliations with member firms of the Financial Industry Regulatory Authority, Inc. (“FINRA”) among the Company’s officers, directors or, to the best of the knowledge of the Company, any five percent or greater stockholder of the Company, except as set forth in the Registration Statement or otherwise disclosed in writing to the Representatives.

(qq)   Except as otherwise described in the Time of Sale Prospectus, and except as would not, individually or in the aggregate, result in a Material Adverse Effect (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Materials of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

(rr)    The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of proceeds thereof as described in the Time of Sale Prospectus and the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ss)    The Company or, to the knowledge of the Company, any other person associated with or acting on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries, has not, directly or indirectly, while acting on behalf of the Company or its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

(tt)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.

(uu)    None of the Company, its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Offered Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past ten (10) years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any direct or indirect dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject of Sanctions or any country or territory that, at the time of the dealing or transaction is or was the subject of a U.S. government embargo.

(vv)    Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(ww)    Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that would reasonably be expected to cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that it was false or misleading.

(xx)    Except as described in the Time of Sale Prospectus and the Prospectus, the Company has not sold or issued any Shares during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(yy)    The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined in 12 ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Company could have any liability.

(zz)    None of the Company, its directors or its officers has distributed nor will distribute prior to the later of (i) the First Closing Date or the Option Closing Date, and (ii) completion of the distribution of the Offered Securities, any offering material in connection with the offering and sale of the Offered Securities other than any preliminary prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act.

(aaa)    Except as disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus, (i)(x) the Company has no knowledge of any security breach or other compromise of the Company’s information technology and computer systems, networks, hardware, software, data and databases (including the data and information of its customers, employees, suppliers, vendors and any third party data maintained by or on behalf of the Company) (collectively, “IT Systems and Data”) and (y) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data, except for those instances referred to in clauses (i)(x) and (i)(y) that have been remedied without material cost or liability to the Company or without the duty to notify any other person or any incidents under internal review or investigations relating to the same; (ii) the Company is presently in compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any governmental authority relating to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and (iii) the Company has implemented commercially reasonable backup and disaster recovery technology, except, in each of clauses (ii) and (iii), where such noncompliance, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(bbb)    Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) the Company and its subsidiaries are, and during the past three years were, in compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation, the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”), and (ii) the Company and its subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in compliance with, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). The Company and each of its subsidiaries maintain administrative, technical, and physical safeguards designed to protect the privacy and security of Personal Data (as defined below) in the possession of the Company or any of its subsidiaries. Representations made in public-facing policies issued by the Company or any of its subsidiaries regarding the privacy or security of Personal Data have not been materially inaccurate, misleading, or deceptive. “Personal Data” means information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular natural person or household, including any “protected health information” as defined by HIPAA and “personal data” as defined by GDPR. To the knowledge of the Company, the execution, delivery and performance of this Agreement will not result in a material breach of any Privacy Laws. Neither the Company nor any of its subsidiaries, (i) has received a written complaint alleging a material violation of Privacy Laws by the Company or any of its subsidiaries; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation or other corrective action directed by any governmental authority pursuant to any Privacy Law; or (iii) is a party to any order or decree that imposes liability on the Company or any of its subsidiaries under any Privacy Law.

(ccc)    Except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, the Company: (i) has operated and currently operates its business in compliance in all material respects with all applicable Health Care Laws (as defined below) and any other applicable requirements of the Food and Drug Administration (“FDA”), the Department of Health and Human Services (“HHS”) and any comparable foreign or other regulatory authority to which they are subject (collectively, the “Applicable Regulatory Authorities”) applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any of the Company’s product candidates; (ii) has not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non-compliance with (A) any applicable Health Care Laws or (B) or any licenses, certificates, approvals, clearances, exemptions, registrations, authorizations, permits and supplements or amendments thereto required by any such Health Care Laws (“Regulatory Authorizations”); (iii) possesses all Regulatory Authorizations required to conduct its business as currently conducted and such Regulatory Authorizations are valid and in full force and effect and the Company is not in violation, in any material respect, of any term of any such Regulatory Authorizations; (iv) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the Applicable Regulatory Authorities or any other third party alleging that any product operation or activity is in material violation of any Health Care Laws or Regulatory Authorizations and has no knowledge that the Applicable Regulatory Authorities or any other third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) has not received notice that any of the Applicable Regulatory Authorities has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Regulatory Authorizations and has no knowledge that any of the Applicable Regulatory Authorities is considering such action; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws or Regulatory Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were materially corrected or supplemented by a subsequent submission); (vii) is not a party to or have any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred or non-prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Applicable Regulatory Authority; and (viii) along with its employees, officers and directors, and, to the Company’s knowledge, agents, has not been excluded, suspended or debarred from participation in any government health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

The term “Health Care Laws” means Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395hhh (the Medicare statute); Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396v (the Medicaid statute); the Federal Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b); the civil False Claims Act, 31 U.S.C. §§ 3729 et seq.; the criminal False Claims Act 42 U.S.C. 1320a-7b(a); any criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286, 287, 1347 and 1349 and the health care fraud criminal provisions under HIPAA; the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a and 1320a-7b; the Physician Payments Sunshine Act, 42 U.S.C. § 1320a-7h; the Exclusion Laws, 42 U.S.C. § 1320a-7; HITECH Act; the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §§ 301 et seq.; the regulations promulgated pursuant to such laws; and any similar federal, state and local laws and regulations.

(ddd)     To the Company’s knowledge, the manufacturing facilities and operations of its suppliers are operated in compliance in all material respects with all applicable statutes, rules, regulations and policies of the Applicable Regulatory Authorities. None of the Company’s product candidates have received marketing approval from any Applicable Regulatory Authority. All clinical and pre-clinical studies and trials conducted by or on behalf of or sponsored by the Company, or in which the Company has participated with respect to the Company’s product candidates, including without limitation any such studies and trials that are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or the results of which are referred to in the Registration Statement and the Prospectus, as applicable (collectively, “Company Trials”), were, and if still pending are, being conducted in all material respects in accordance with all applicable Health Care Laws, standard medical and scientific research procedures and any applicable rules, regulations and policies of the jurisdiction in which such trials and studies are being conducted; the descriptions in the Registration Statement, the Time of Sale Prospectus and the Prospectus of the results of any Company Trials are accurate and complete descriptions in all material respects and fairly present the data derived therefrom; the Company has no knowledge of any other studies or trials not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the results of which are inconsistent with or call into question the results described or referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus; the Company has operated at all times and is currently in compliance in all material respects with all applicable Health Care Laws; the Company has not received, and the Company has no knowledge after due inquiry that any of its collaboration partners have received, any written notices, correspondence or other written communications from the Applicable Regulatory Authorities or any other governmental entity requiring or threatening the termination, material modification or suspension of Company Trials, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or trials, and, to the Company’s knowledge, there are no reasonable grounds for the same. No investigational new drug application or comparable submission filed by or on behalf of the Company with the FDA has been terminated or suspended by the FDA or any other Applicable Regulatory Authority. The Company has obtained (or caused to be obtained) informed consent by or on behalf of each human subject who participated in a Company Trial. In using or disclosing patient information received by the Company in connection with a Company Trial, the Company has complied in all material respects with all applicable laws and regulatory rules or requirements, including, without limitation, HIPAA and the rules and regulations thereunder. To the Company’s knowledge, none of the Company Trials involved any investigator who has been disqualified as a clinical investigator or has been found by the FDA to have engaged in scientific misconduct.

(eee)     Each of the Company and the subsidiaries, and, to the Company’s knowledge, each of their affiliates and any director, officer, agent or employee of, or other person associated with or acting on behalf of, the Company has acted at all times in compliance with applicable Export and Import Laws (as defined below) and there are no claims, complaints, charges, investigations or proceedings pending or expected or, to the knowledge of the Company, threatened between the Company or any of the subsidiaries and any governmental authority under any Export or Import Laws. The term “Export and Import Laws” means the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act of 1979, as amended, the Export Administration Regulations, and all other laws and regulations of the United States government regulating the provision of services to non-U.S. parties or the export and import of articles or information from and to the United States of America, and all similar laws and regulations of any foreign government regulating the provision of services to parties not of the foreign country or the export and import of articles and information from and to the foreign country to parties not of the foreign country.

(fff)     Neither the Company nor any of its subsidiaries is a “covered foreign person”, as that term is defined in 31 C.F.R. § 850.209. Neither the Company nor any of its subsidiaries currently engages, or has plans to engage, directly or indirectly, in a “covered activity”, as that term is defined in 31 C.F.R. § 850.208 (“Covered Activity”). The Company does not have any joint ventures that engage in or plan to engage in any Covered Activity. The Company also does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons that engages or plans to engage in any Covered Activity.

Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering, or the purchase and sale, of the Offered Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

The Company has a reasonable basis for making each of the representations set forth in this Section 1. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2.    Purchase, Sale and Delivery of the Offered Securities.

(a)    The Firm Shares and Pre-Funded Warrants. Upon the terms herein set forth, the Company agrees to issue and sell to the several Underwriters an aggregate of 19,730,000 Firm Shares and Pre-Funded Warrants to purchase up to 1,400,000 Shares. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Shares and Pre-Funded Warrants set forth opposite their names on Schedule A. The purchase price per Firm Share to be paid by the several Underwriters to the Company shall be $16.685 per share. The purchase price per Pre-Funded Warrant to be paid by the several Underwriters to the Company shall be $16.684 per Pre-Funded Warrant.

(b)    The First Closing Date. Delivery of the Firm Shares and the Pre-Funded Warrants to be purchased by the Underwriters and payment therefor shall be made at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York City time, on May 7, 2026, or such other time and date not later than 1:30 p.m. New York City time, on May 14, 2026 as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”). The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are not limited to, any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11.

(c)    The Optional Shares; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 3,169,500 Optional Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares, less an amount per share equal to any dividend or distribution declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option and (ii) the time, date and place at which certificates for the Optional Shares will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Shares and such Optional Shares). Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date,” and shall be determined by the Representatives and shall not be earlier than two or later than five full business days after delivery of such notice of exercise. If any Optional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d)    Public Offering of the Offered Securities. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, their respective portions of the Offered Securities as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.

(e)    Payment for the Offered Securities. (i) Payment for the Offered Securities shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company.

(ii)    It is understood that each Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares, Pre-Funded Warrants, and any Optional Shares the Underwriters have agreed to purchase. Each of Leerink Partners, TD Cowen, and BofA, individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Offered Shares and Pre-Funded Warrants to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the applicable Option Closing Date, as the case may be for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement or the Pre-Funded Warrants.

(f)    Delivery of the Offered Securities. The Company shall deliver, or cause to be delivered through the book entry facilities of the Depository Trust Company (“DTC”) to the Representatives for the accounts of the several Underwriters the Firm Shares at the First Closing Date, against release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, through the book entry facilities of DTC, to the Representatives for the accounts of the several Underwriters, the Optional Shares the Underwriters have agreed to purchase at the First Closing Date or the applicable Option Closing Date, as the case may be, against the release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Pre-Funded Warrants will be made available for inspection by the Representatives on the business day prior to the First Closing Date. If the Representatives so elect, delivery of the Offered Shares may be made by credit to the accounts designated by the Representatives through The DTC’s full fast transfer or DWAC programs. If the Representatives so elect, the Offered Shares shall be registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the applicable Option Closing Date, as the case may be) at a location in New York City as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

Notwithstanding the foregoing, the Company and the Representatives shall instruct purchasers of the Pre-Funded Warrants to make payment for the Pre-Funded Warrants on the First Closing Date to the Company by wire transfer in immediately available funds to the account specified by the Company at a purchase price of $17.749 per Pre-Funded Warrant, in lieu of payment by the Underwriters for such Pre-Funded Warrants, and the Company shall deliver such Pre-Funded Warrants to such purchasers on the First Closing Date in definitive form against such payment, in lieu of the Company’s obligation to deliver such Pre-Funded Warrants to the Underwriters; provided that, the Representatives shall withhold $1.065, constituting the underwriting discount and commissions, per Pre-Funded Warrant with respect to such Pre-Funded Warrants as an offset against the payment owed by the Representatives to the Company with respect to the Offered Shares (with respect to the Optional Shares, only to the extent the Underwriters’ option under Section 2(c) hereof is exercised concurrently to close on the First Closing Date) hereunder. In the event that any purchaser of the Pre-Funded Warrants fails to make payment to the Company for all or part of the Pre-Funded Warrants on the First Closing Date, the Representative may elect, by written notice to the Company, to receive Shares at the share purchase price in lieu of all or a portion of such Pre-Funded Warrants to be delivered to the Underwriters under this Agreement.

Section 3.    Additional Covenants. The Company further covenants and agrees with each Underwriter as follows:

(a)    Delivery of Registration Statement, Time of Sale Prospectus and Prospectus. The Company shall furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period when a prospectus relating to the Offered Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Securities, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)    Representatives’ Review of Proposed Amendments and Supplements. During the period when a prospectus relating to the Offered Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company (i) will furnish to the Representatives for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement and (ii) will not amend or supplement the Registration Statement (including any amendment or supplement through incorporation of any report filed under the Exchange Act) without the Representatives’ prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Prior to amending or supplementing any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without the Representatives’ prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)    Free Writing Prospectuses. The Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representatives’ prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as such Underwriter may reasonably request. If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Securities (but in any event if at any time through and including the First Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representatives’ prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(d)    Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(e)    Amendments and Supplements to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Securities at a time when the Prospectus is not yet available to prospective purchasers, and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company shall (subject to Section 3(b) and Section 3(c) hereof) promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the information contained in the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)    Certain Notifications and Required Actions. After the date of this Agreement and until such time as the Underwriters are no longer required to deliver a Prospectus to confirm sales of the Offered Securities, the Company shall promptly advise the Representatives in writing of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with all applicable provisions of Rule 424(b), Rule 433 and Rule 430B under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(g)    Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, the Company agrees (subject to Section 3(b) and Section 3(c)) hereof to promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law. Neither the Representatives’ consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 3(b) or Section 3(c).

(h)    Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Offered Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws (or other foreign laws) of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof as soon as practicable.

(i)    Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered Securities sold by it in the manner described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(j)    Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares (including the Offered Shares and the Warrant Shares).

(k)    Earnings Statement. The Company will make generally available to its security holders and to the Representatives as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder, provided, however, that the requirements of this Section 3(k) shall be satisfied to the extent that such information is available on EDGAR.

(l)    Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Offered Securities as contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus. Without limiting the generality of the foregoing, the Company will, during the period when a prospectus relating to the Offered Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), file on a timely basis with the Commission and Nasdaq all reports and documents required to be filed under the Exchange Act.

(m)    Listing. The Company will use its best efforts to list, subject to notice of issuance, the Offered Shares and the Warrant Shares on the Nasdaq.

(n)    Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet. If requested by the Representatives, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representatives an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Offered Securities. As used herein, the term “electronic Prospectus” means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Representatives and the other Underwriters to offerees and purchasers of the Offered Securities; (ii) it shall disclose the same information as the paper Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

(o)    Agreement Not to Offer or Sell Additional Shares. During the period commencing on and including the date hereof and continuing through and including the 60th day following the date of the Prospectus (such period, as extended as described below, being referred to herein as the “Lock-up Period”), the Company will not, without the prior written consent of the Representatives (which consent may be withheld in their sole discretion), directly or indirectly: (i) sell, offer to sell, contract to sell or lend any Shares or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a1(b) under the Exchange Act) of any Shares or Related Securities; (iii) pledge, hypothecate or grant any security interest in any Shares or Related Securities; (iv) in any other way transfer or dispose of any Shares or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any Shares or Related Securities; (vii) submit or file any registration statement under the Securities Act in respect of any Shares or Related Securities (other than as contemplated by this Agreement with respect to the Offered Securities); (viii) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Shares; or (ix) publicly announce the intention to do any of the foregoing; provided, however, that the Company may (A) effect the transactions contemplated hereby, including, for the avoidance of doubt, the issuance by the Company of the Warrant Shares upon the exercise of Pre-Funded Warrants; (B) file a registration statement on Form S-8 with respect to any securities issued or issuable pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; (C) the issuance by the Company of shares of Common Stock or securities convertible into or exercisable for shares of Common Stock upon the exercise of a warrant or the conversion of a security outstanding on the date hereof and described in each of the Time of Sale Prospectus and Prospectus; (D) the sale or issuance of or entry into an agreement to sell or issue shares of Common Stock in connection with the Company’s acquisition of one or more businesses, products, assets or technologies (whether by means of merger, stock purchase, asset purchase or otherwise) or in connection with joint ventures, collaboration or licensing agreements, marketing or distribution arrangements, commercial relationships or other strategic transactions; provided, that, the aggregate number of shares of Common Stock that the Company may sell or issue or agree to sell or issue pursuant to this clause (D) shall not exceed 5% of the total number of shares of Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement and provided further that the Company shall cause each recipient of such shares to execute and deliver to you, on or prior to such issuance, a “lock-up” agreement, substantially in the form of Exhibit B hereto; (E) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of shares of Common Stock during the Lock-up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of shares of Common Stock may be made under such plan during the Lock-up Period; (F) issue Shares issuable pursuant to that Certain Agreement and Plan of Merger and Reorganization, dated March 27, 2024 by and among the Company, Project Athens Merger Sub, Inc., Second Project Athens Merger Sub, LLC, AlmataBio, Inc. (“AlmataBio”) and Patrick J. Crutcher, solely in his capacity as the representative agent and attorney-in-fact of the former holders of securities in AlmataBio and the related Milestone Buyout Option Agreement and Amendment to Agreement and Plan of Merger and Reorganization, dated April 26, 2026; or (G) issue Shares or Related Securities or options to purchase Shares, or issue Shares upon exercise of options or warrants or upon the conversion of a security or the settlement of restricted stock units, pursuant to any stock option, warrants, restricted stock units, stock bonus or other stock plan or arrangement described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, but only if the holders of such Shares, options, warrants or restricted stock units agree in writing with the Underwriters not to sell, offer, dispose of or otherwise transfer any such Shares, options or warrants during such Lock-up Period without the prior written consent of the Representatives (which consent may be withheld in its sole discretion). For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Shares.

(p)    Future Reports to the Representatives. During the period of five years hereafter, the Company will furnish to the Representatives, c/o Leerink Partners LLC, at 53 State Street, 40th Floor, Boston, Massachusetts 02109, Attention: Syndicate Department: (i) as soon as practicable after the end of each fiscal year, copies of the Company’s Annual Report on Form 10-K (the “Annual Report”) containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, FINRA or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company furnished or made available generally to holders of its capital stock; provided, however, that the requirements of this Section 3(p) shall be satisfied to the extent that such reports, statement, communications, financial statements or other documents are available on EDGAR.

(q)    Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Offered Securities in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(r)    No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, and will ensure that no affiliate of the Company will take, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Offered Securities or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.

(s)    Enforce Lock-Up Agreements. During the Lock-up Period, the Company will enforce all agreements between the Company and any of its securityholders that restrict or prohibit, expressly or in operation, the offer, sale or transfer of Shares or Related Securities or any of the other actions restricted or prohibited under the terms of the form of Lock-up Agreement. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated in such agreements, including, without limitation, “lock-up” agreements entered into by the Company’s executive officers and directors and securityholders pursuant to Section 6(i) hereof.

(t)    Company to Provide Interim Financial Statements. Prior to the First Closing Date and each applicable Option Closing Date, the Company will furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus, provided, however, that the requirements of this Section 3(p) shall be satisfied to the extent that such reports, statement, communications, financial statements or other documents are available on EDGAR.

(u)   Each Representative, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

Section 4.    Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Offered Securities (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent and warrant agent of the Shares and the Pre-Funded Warrants, respectively, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Securities to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, and all amendments and supplements thereto, and this Agreement, (vi) the costs and expenses of the Company relating to investor presentations on any “road show”, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (vii) the fees and expenses associated with listing the Offered Securities on the Nasdaq, and (viii) all other fees, costs and expenses of the nature referred to in Item 13 of Part II of the Registration Statement. Except as provided in this Section 4 or in Section 7, Section 9 or Section 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

Section 5.    Covenant of the Underwriters. Each Underwriter severally and not jointly covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not, but for such actions, be required to be filed by the Company under Rule 433(d).

Section 6.    Conditions of the Obligations of the Underwriters. The respective obligations of the several Underwriters hereunder to purchase and pay for the Offered Securities as provided herein on the First Closing Date and, with respect to the Optional Shares, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Shares, as of each Option Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)    Comfort Letter. On the date hereof, the Representatives shall have received from Ernst & Young, LLP, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus, and each free writing prospectus, if any.

(b)    Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Optional Shares purchased after the First Closing Date, each Option Closing Date:

(i)    The Company shall have filed the Prospectus with the Commission (including the information previously omitted from the Registration Statement pursuant to Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information previously omitted from the Registration Statement pursuant to such Rule 430B, and such post-effective amendment shall have become effective.

(ii)    No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(iii)    If a filing has been made with FINRA, FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)    No Material Adverse Effect or Ratings Agency Change. For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Optional Shares purchased after the First Closing Date, each Option Closing Date:

(i)    in the judgment of the Representatives, there shall not have occurred any Material Adverse Effect; and

(ii)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

(d)    Opinion of Counsel for the Company. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion and negative assurance letter of Goodwin Procter LLP, counsel for the Company, dated as of such date, in form and substance satisfactory to the Representatives and their counsel.

(e)    Opinion of Intellectual Property Counsel. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion of Sterne, Kessler, Goldstein & Fox P.L.L.C., counsel for the Company with respect to intellectual property matters, dated as of such date, in form and substance satisfactory to the Representatives and their counsel.

(f)    Opinion of Counsel for the Underwriters. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion and negative assurance letter of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for the Underwriters in connection with the offer and sale of the Offered Securities, in form and substance satisfactory to the Underwriters, dated as of such date.

(g)    Officers’ Certificate. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received a certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of such date, to the effect set forth in Section 6(b)(ii) and further to the effect that:

(i)    for the period from and including the date of this Agreement through and including such date, there has not occurred any Material Adverse Effect;

(ii)    the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; and

(iii)    the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(h)            Bring-down Comfort Letter. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received from Ernst & Young LLP, independent registered public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, which letter shall: (i) reaffirm the statements made in the letter furnished by them pursuant to Section 6(a), except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be; and (ii) cover certain financial information contained in the Prospectus.

(i)    Lock-Up Agreements. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit B hereto from each of the persons listed on Exhibit C hereto, and each such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

(j)    Pre-Funded Warrants. At least one (1) full business day prior to the First Closing Date, the Representatives shall have received electronic copies of the Pre-Funded Warrants, substantially in the form of Exhibit A, executed by the Company.

(k)   Rule 462(b) Registration Statement. In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.

(l)    CFO Certificate. On the date of this Agreement and on the First Closing Date and any Option Closing Date, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the Time of Sale Prospectus and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(m)  Additional Documents. On or before the First Closing Date and each Option Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Offered Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Securities as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice from the Representatives to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Shares, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7, Section 9, Section 10 and Section 20 shall at all times be effective and shall survive such termination.

Section 7.    Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 6 or Section 12, or if the sale to the Underwriters of the Offered Securities on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Securities, including, but not limited to, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges; provided, however, that in the event any such termination is effected after the First Closing Date, but prior to any Option Closing Date with respect to the purchase of any Optional Shares, the Company shall only reimburse such Underwriters for all of their out-of-pocket expenses reasonably incurred after the First Closing Date in connection with the proposed purchase of any such Optional Shares.

Section 8.    Effectiveness of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

Section 9.    Indemnification.

(a)    Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where the Offered Securities have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such affiliate, director, officer, employee, agent and controlling person for any and all reasonable expenses (including the reasonable fees and disbursements of counsel) as such expenses are incurred by such Underwriter or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by the Representatives in writing expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any such free writing prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information described in Section 9(b) below. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)    Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433 of the Securities Act, or the Prospectus (or any such amendment or supplement) or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, such free writing prospectus or the Prospectus (or any such amendment or supplement), in reliance upon and in conformity with information relating to such Underwriter furnished to the Company by the Representatives in writing expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any and all reasonable expenses (including the reasonable fees and disbursements of counsel) as such expenses are incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Representatives have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement to the foregoing) is the Underwriting Information. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)    Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party to the extent the indemnifying party is not materially prejudiced as a proximate result of such failure and shall not in any event relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election to so assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Representatives (in the case of counsel for the indemnified parties referred to in Section 9(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 9(b) above)) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(d)    Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(c) hereof, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

Section 10.    Contribution. If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Offered Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Offered Securities as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company , on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and reasonable expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(c) for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Offered Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule A. For purposes of this Section 10, each affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 11.    Default of One or More of the Several Underwriters. If, on the First Closing Date any one or more of the several Underwriters shall fail or refuse to purchase Offered Securities that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered Securities to be purchased on such date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Firm Shares and Pre-Funded Warrants set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares and Pre-Funded Warrants set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or any Option Closing Date any one or more of the Underwriters shall fail or refuse to purchase Offered Securities and the aggregate number of Offered Securities with respect to which such default occurs exceeds 10% of the aggregate number of Offered Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 7, Section 9, Section 10 and Section 20 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 12.    Termination of this Agreement. Prior to the purchase of the Firm Shares and Pre-Funded Warrants by the Underwriters on the First Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq, or trading in securities generally on either the Nasdaq or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by any state or federal authority; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Offered Securities in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Effect; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the reasonable judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Section 4 or Section 7 hereof or (b) any Underwriter to the Company; provided, however, that the provisions of Section 9, Section 10 and Section 20 shall at all times be effective and shall survive such termination.

Section 13.    No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Offered Securities pursuant to this Agreement, including the determination of the public offering price of the Offered Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 14.    Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Offered Securities sold hereunder and any termination of this Agreement.

Section 15.    Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Leerink Partners LLC

1301 Avenue of the Americas, 5th Floor

New York, New York 10019

Attention: Stuart Nayman, Managing Director, Senior Legal Counsel

TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

Email:

Attention: Head of Equity Capital Markets; General Counsel

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

Email:

Attention: Syndicate Department

with a copy to:

Email:

Attention: ECM Legal

with a copy to:	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, Massachusetts 02111 Email: Attention: William C. Hicks; John T. Rudy

If to the Company:	Avalo Therapeutics, Inc. 1500 Liberty Ridge Drive, Suite 321 Wayne, Pennsylvania 19087 Email: Attention: Christopher Sullivan, Chief Financial Officer

with a copy to:	Goodwin Procter LLP 3025 John F. Kennedy Boulevard, 8th Floor Philadelphia, Pennsylvania 19104 Email: Attention: Rachael Bushey; Jennifer Porter

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 16.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Securities as such from any of the Underwriters merely by reason of such purchase.

Section 17.    Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 18.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 19.    Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 20. Waiver of Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 21.    General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 9 and Section 10 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

[SIGNATURE PAGES FOLLOW]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

AVALO THERAPEUTICS, INC.

By:	/s/ Garry Neil
Name: Garry Neil, MD
Title: Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.

LEERINK PARTNERS LLC

TD Securities (USA) LLC

BofA Securities,Inc.

Acting individually and as Representatives of the several Underwriters named in the attached Schedule A.

LEERINK PARTNERS LLC

By:	/s/ Jon Civitarese
Name: Jon Civitarese
Title: Senior Managing Director

TD Securities (USA) LLC

By:	/s/ Bill Kadel
Name: Bill Kadel
Title: Managing Director

BofA Securities,Inc.

By:	/s/ Lorenzo Paoletti
Name: Lorenzo Paoletti
Title: Managing Director

Schedule A

Underwriters	Number of Firm Shares	Number of Pre- Funded Warrants to be Purchased
Leerink Partners LLC	5,327,100	378,000
TD Securities (USA) LLC	4,735,200	336,000
BofA Securities,Inc.	3,748,700	266,000
Piper Sandler& Co.	3,156,800	224,000
Cantor Fitzgerald& Co.	2,762,200	196,000
Total	19,730,000	1,400,000

Schedule B-1

Pricing Terms

1. The Company is selling 19,730,000 Firm Shares.

2. The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to 3,169,500 Optional Shares.

3. The public offering price per share for the Offered Securities shall be $17.75.

4. The Company is selling Pre-Funded Warrants to purchase up to 1,400,000 Shares.

5. The public offering price per Pre-Funded Warrant shall be $17.749.

6. The Pre-Funded Warrant exercise price is: $0.001 per share.

Schedule B-2

Free Writing Prospectuses Included in the Time of Sale Prospectus

None.

Exhibit A

Form of Pre-Funded Warrant

[See attached.]

Exhibit B

Form of Lock-up Agreement

_______________, 2026

Leerink Partners LLC

TD Securities (USA) LLC

BofA Securities, Inc.

As Representatives of the several Underwriters

c/o Leerink Partners LLC

53 State Street, 40th Floor

Boston, MA 02109

c/o TD Securities (USA) LLC

1 Vanderbilt Avenue, 11th Floor

New York, NY 10017

c/o BofA Securities, Inc.

One Bryant Park

New York, NY 10036

RE:    Avalo Therapeutics, Inc. (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of shares of common stock, par value $0.001 per share, of the Company (“Shares”) or of securities convertible into or exchangeable or exercisable for Shares. The Company proposes to conduct a public offering of Shares and/or pre-funded warrants to purchase Shares (the “Offering”) for which Leerink Partners LLC, TD Securities (USA) LLC, and BofA Securities, Inc. will act as the representatives (the “Representatives”) of the underwriters. The undersigned recognizes that the Offering will benefit each of the Company and the undersigned. The undersigned acknowledges that the underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in conducting the Offering and, at a subsequent date, in entering into an underwriting agreement (the “Underwriting Agreement”) and other underwriting arrangements with the Company with respect to the Offering.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this agreement. Those definitions are a part of this agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not (and will cause any Family Member not to), without the prior written consent of the Representatives, which may each withhold its consent in its sole discretion:

•	Sell or Offer to Sell any Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned or such Family Member,

•	enter into any Swap,

•	make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

•	publicly announce any intention to do any of the foregoing.

The foregoing will not apply to the registration of the offer and sale of the Shares, and the sale of the Shares to the underwriters, in each case as contemplated by the Underwriting Agreement. In addition, the foregoing restrictions shall not apply to:

(i)	the transfer of Shares or Related Securities by gift, including, without limitation, to a charitable or educational institution, or by will or intestate succession to a Family Member or to a trust whose beneficiaries consist exclusively of one or more of the undersigned and/or a Family Member;

(ii)	if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, the transfer of Shares or Related Securities to (x) another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act) of the undersigned, or (y) limited partners, limited liability company members or stockholders of the undersigned (provided that any such transfer in this clause (ii) shall not involve a disposition for value);

(iii)	if the undersigned is a trust, to the beneficiary of such trust;

(iv)	the transfer of Shares or Related Securities pursuant to the conversion or sale of, or an offer to purchase, 50% or more of the outstanding Shares, whether pursuant to a merger, tender offer or otherwise; provided, that in the event that such transaction is not completed, the Shares or Related Securities owned by the undersigned shall remain subject to the restrictions herein; or

(v)	transactions relating to Shares or Related Securities acquired in the Offering or in open market transactions after the completion of the Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Shares or Related Securities acquired in the Offering or in such open market transactions (other than as otherwise permitted pursuant to the other provisions of this letter agreement).

Notwithstanding the foregoing, in any such case as provided in clauses (i) through (iv), it shall be a condition to such transfer that:

•	each transferee executes and delivers to the Representatives an agreement in form and substance satisfactory to the Representatives stating that such transferee is receiving and holding such Shares and/or Related Securities subject to the provisions of this letter agreement and agrees not to Sell or Offer to Sell such Shares and/or Related Securities, engage in any Swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such transferee had been an original signatory hereto), and

•	prior to the expiration of the Lock-up Period, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, reporting a reduction in beneficial ownership of Shares in connection with such transfer.

Furthermore, notwithstanding the restrictions imposed by this letter agreement, the undersigned may (i) transfer Shares to the Company as forfeitures to satisfy tax withholding obligations of the undersigned in connection with the vesting or exercise of equity awards outstanding as of the date of the preliminary prospectus supplement granted pursuant to the Company’s equity incentive plans and arrangements, or make any sales in open market transactions to generate such amount of net proceeds to the undersigned from such sales (after deducting commissions) in an aggregate amount up to the total amount of taxes or estimated taxes (as applicable) that become due as a result of the vesting and/or settlement of Company equity awards; provided that if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of Shares or Related Securities in connection with such transfer or disposition shall be legally required during the Lock-up Period, such filing, report or announcement shall indicate in the footnotes thereto the nature of such sales, (ii) transfer Shares or Related Securities to the Company pursuant to agreements under which the Company has the option to repurchase such Shares or Related Securities or a right of first refusal with respect to transfers of such Shares or Related Securities, (iii) establish or modify a trading plan pursuant to Rule 10b5-1 under the Exchange Act (a “Rule 10b5-1 Trading Plan”) for the transfer of Shares, provided that such Rule 10b5-1 Trading Plan does not provide for any transfers of Shares during the Lock-up Period and that any public announcement or filing required under the Exchange Act regarding the establishment of such Rule 10b5-1 Trading Plan shall clearly disclose that no Shares shall be transferred under such plan during the duration of the Lock-up Period, (iv) in connection with sales of Shares made pursuant to a Rule 10b5-1 Trading Plan that has been entered into by the undersigned prior to the date of this letter agreement; provided that (x) such Rule 10b5-1 Trading Plan was established by the undersigned prior to the execution of this letter agreement, a copy of such Rule 10b5-1 Trading Plan was provided to the Representatives prior to the execution of this letter agreement, (y) such Rule 10b5-1 Trading Plan will not be amended or otherwise modified during the Lock-up Period (unless such modification does not result in the possible sale of Shares or Related Securities during the Lock-up Period), and (z) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Shares, shall be required or shall be voluntarily made during the Lock-up Period, unless such filing indicates in the footnotes thereto that the shares were sold pursuant to such Rule 10b5-1 Trading Plan, or (v) transfer Shares or Related Securities by operation of law or by an order of a court or regulatory agency, such as pursuant to a qualified domestic order or in connection with a divorce settlement provided that the transferee execute and deliver to the Representatives a letter agreement in substantially the form of this letter agreement. If the undersigned is required to make a filing under the Exchange Act reporting a reduction in beneficial ownership of Shares or Related Securities during the Lock-up Period pursuant to clauses (i) or (ii) of this paragraph, the undersigned shall include a statement in such filing describing the purpose of the transaction.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or Related Securities held by the undersigned and the undersigned's Family Members, if any, except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of the offer and sale of any Shares and/or any Related Securities owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

The undersigned confirms that the undersigned has not, and has no knowledge that any Family Member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares. The undersigned will not, and will cause any Family Member not to take, directly or indirectly, any such action.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the underwriters.

If (i) the Company provides five (5) business days prior written notice to the Representatives that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement is not executed before May 31, 2026, or (iii) the Underwriting Agreement (other than the provisions thereof that survive termination) terminates or is terminated prior to payment for and delivery of the Shares, then in each case, this letter agreement shall automatically, and without any action on the part of any other party, terminate and be of no further force and effect, and the undersigned shall automatically be released from the obligations under this letter agreement.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Page Follows]

Signature

Printed Name of Person Signing
(Indicate capacity of person signing if signing as custodian or trustee, or on behalf of an entity)

Annex A

Certain Defined Terms

Used in Lock-up Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

•	“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

•	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

•	“Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned's spouse, in each case living in the undersigned's household or whose principal residence is the undersigned's household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise). “Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

•	“Lock-up Period” shall mean the period beginning on the date hereof and continuing through the close of trading on the date that is 60 days after the date of the Prospectus (as defined in the Underwriting Agreement).

•	“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

•	“Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Shares.

•	“Securities Act” shall mean the Securities Act of 1933, as amended.

•	“Sell or Offer to Sell” shall mean to:

o	sell, offer to sell, contract to sell or lend,

o	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position

o	pledge, hypothecate or grant any security interest in, or

o	in any other way transfer or dispose of,

in each case whether effected directly or indirectly.

•	“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this lock-up agreement.

Exhibit C

Directors and Executive Officers

Signing Lock-up Agreement

Directors:

Michael Heffernan

Mitchell Chan

Jonathan Goldman, M.D.

Rita Jain, M.D.

Aaron Kantoff

Gilla Kaplan, M.D.

Kevin Lind

Samantha Truex

Executive Officers:

Dr. Garry Neil

Christopher Sullivan

Taylor Boyd

Mittie Doyle, M.D., FACR

Jennifer Riley

Paul Varki